Exhibit 99.2

Letter to Shareholders Q4 and FY 2021

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Highlights

Q4 and FY 2021 Financial & Operational Results

- Wrapped an exceptional year of growth, growing FY revenue to $637M, up 225% YoY
- Grew Q4 revenue to $196M, up 167% YoY
- Sold 23,251 ecommerce vehicles for the full year, up 145% YoY
- Sold 6,441 ecommerce vehicles in Q4, up 95% YoY
- Achieved a FY GPU of $2,098 and an Adjusted GPU[1] of $2,126, up 57% YoY from the previous year's Adj. GPU
- Achieved a Q4 GPU of $1,885 and Adjusted GPU[1] of $1,910, up 272% YoY from the previous year's Adj. GPU
- Leveraged full year Adj. EBITDA margin to (22%), down from (35%) YoY
- Sourced 94% of our ecommerce units from customers and partners


TOTAL REVENUE
$ IN MILLIONS
$27
$30
$32
$60
$73
$106
$155
$180
$196
$205-$215
guidance
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
E1Q22


RETAIL UNITS SOLD
1,416
1,421
1,822
2,946
3,308
4,452
5,871
6,487
6,441
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

Q1 2022 & FY 2022 Guidance [1]

Q1 Revenue: $205M - $215M	**Q1 Adjusted GPU:** $1,500 - $1,600	**Q1 Adjusted EBITDA:** ($46M) - ($48M)
FY Revenue & Ecommerce Units: $1B - $1.1B & 34,000 - 38,000 units	**FY Adjusted GPU:** >$2,126	**FY Adjusted EBITDA Margin:** (12%) - (15%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section "Explanation of Non-GAAP Measures" and the reconciliations included at the end of this shareholder letter.

SHIFT 2

Q4 & FY 2021 LETTER TO SHAREHOLDERS 2021 was a tremendous year of growth and progress for Shift. Our team’s execution, as well as tailwinds from the transition to online used car sales from offline, led us to achieve total revenue of $637 million, or over 3x growth year - over - year. We accomplished this while driving strong operating leverage in our business, reducing our Adj. EBITDA loss margin 1 for the year to (21.6%) , representing significant improvement from our previous year’s loss of (35.0%). This was well above our initial expectations, despite a challenging industry backdrop where supply did not match demand. In the fourth quarter, we achieved revenue of $196 million , above our guidance range, and notably represents more revenue than we did in all of 2020. We were also able to achieve this high - level of growth with an Adjusted GPU 1 and an Adjusted EBITDA margin 1 that exceeded our expectations coming into the year. This demonstrates the incredible operational progress of our reconditioning teams, our F&I efforts paying off, and our ability to achieve operating leverage as we scale. Finally, we invested in our people across the organization, including growing our leadership team. In Q4, we undertook a hiring initiative to prepare us for growth in 2022, and as a result, we are well - staffed to drive another banner year for Shift. We can’t over - emphasize how grateful and proud we are of our team for all that they were able to accomplish last year, despite it being in one of the most complicated and dynamic used car markets perhaps ever, while continuing to navigate the pandemic. COVID has continued to present new challenges, most recently with a significant spike in Omicron variant cases, which had some impact on our operations in December, January, and February that are reflected in our Q1 guidance. Our success this past year has only made us more confident in the attractiveness of this market opportunity, and our ability to scale Shift into a large, profitable company in the years to come. 3 Dear Shareholders, 3 Grow our back - end offerings and improve unit economics Build lasting brand awareness through our marketing strategy Deepen penetration in existing markets and expand into new markets — Strategic Priorities — 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non - GAAP financial measures. Please see the discussion in the section “Explanation of Non - GAAP Measures” and the reconciliations included at the end of this shareholder letter.

Q4 & FY 2021 LETTER TO SHAREHOLDERS Q4 Updates 4

Q4 & FY 2021 LETTER TO SHAREHOLDERS Deepen penetration in existing markets and expand into new markets 5 We made substantial progress on our 3 key strategic priorities, laying the foundation for continued growth and operational improvements in the long - term. Build lasting brand awareness through our marketing strategy Our growth was driven by our core markets in 2021, demonstrating that Shift’s value proposition is resonating with consumers. Regarding new markets, we laid the foundation for continued growth in 2022. In 2021, we converted Texas markets such as Austin, Dallas, Fort Worth and San Antonio into our full omni - channel offering. We also launched acquisition markets in Houston and Las Vegas. Shift now has acquisition markets in 3 of the 5 largest metro areas in the United States, including Los Angeles, Dallas, and Houston. We plan to continue our market expansion thoughtfully in 2022 as we scale to a national level. We continue to make meaningful investment in brand marketing with the goal of building durable, non - perishable brand impressions that will benefit Shift for the long - term. Over time, greater awareness will diminish our need for down - funnel marketing and ultimately drive CAC and price to market leverage. Our internal analyses show Shift has about 15% aided brand awareness in the markets in which we have a physical footprint - great progress from a year ago, but still plenty of opportunity to improve. Thanks to our regional operational approach, we believe we can achieve about 50% brand awareness over the next few years with significantly lower total investment than our peers. As we had anticipated, we are seeing efficiency from our investment, as CAC fell significantly from H1 to the second half of last year. We plan to build upon this momentum in 2022 by amplifying our awareness efforts with some new engaging, relevant content that will continue to reshape how consumers think about the used car category and Shift as the optimal solution. We also improved and optimized our SEO strategy this past year. As a result, SEO has seen tremendous growth, currently ranking among the top of our acquisition channels, and is meaningfully driving unit sales.

Q4 & FY 2021 LETTER TO SHAREHOLDERS Grow our back - end offerings and improve unit economics 6 We made substantial progress on our 3 key strategic priorities, laying the foundation for continued growth and operational improvements in the long - term. Despite the challenging operating environment, our reconditioning team did an extraordinary job this past year meeting demand as we made investments in people, processes, and technology to improve our efficiency. As you may recall, in late 2020 and early 2021, we took steps to overhaul our reconditioning operations, starting with hiring a VP of Reconditioning and other experienced leadership. They implemented many new standards to drive efficiency and quality, leading to meaningful improvement in our reconditioning costs. Our in - house reconditioning team has become a hallmark of operational excellence at Shift. All year, the output from this team was ever growing, while concurrently driving down costs, as in Q4 we saw a 41% year - over - year decrease in average reconditioning cost per unit. We see this as further validation of our long - held thesis that in - house reconditioning is essential to building a large, profitable auto ecommerce platform. We currently have the staffing and facility capacity to recondition approximately 750 cars per week. We will continue to expand capacity as 2022 progresses, but current capacity is more than sufficient to meet the high - end of our 2022 volume guidance. In regards to F&I, we set another record for Other GPU of $1,137 and Other Adjusted GPU 1 of $1,162 in the fourth quarter of 2021. Throughout the year, we improved training for our sales teams, pushed through product changes that enhanced the customer experience, and optimized our pricing strategy. The success in F&I is truly the result of a cross - functional effort, and we are encouraged by the fact that we still see a large opportunity to capture in this area. F&I will continue to be a huge focus for us in 2022 and beyond. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non - GAAP financial measures. Please see the discussion in the section “Explanation of Non - GAAP Measures” and the reconciliations included at the end of this shareholder let ter.

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Acquisition of Fair Technologies' Dealer Marketplace Assets & Team

We're excited to be announcing today our agreement to acquire the dealer-listing marketplace assets and team from Fair Technologies.

Fair's world-class engineering, product and design team has been developing an online marketplace platform that enables consumers to shop a deep inventory of cars from dealer partners, get approved for financing from a network of in-platform lenders, and sign for the one they want 100% digitally. Dealers can manage the entire transaction via a proprietary digital onboarding platform, then easily schedule an at home delivery. The platform is the ideal solution for dealers to participate strategically in ecommerce, grow market share and develop long-term relationships with customers. Fair's technology, team and deeply established dealer relationships will allow Shift to accelerate its vision of becoming the destination marketplace for car ownership.

Intellectual Property & Tech

- Proprietary dealer-facing inventory onboarding platform
- Machine learning-driven vehicle and credit models

Talent

- Deep understanding of auto marketplace model
- Best-in-class development team

Dealer Relationships

- Deeply established relationships with dealer network

Shift has entered a definitive agreement to acquire Fair's dealer listing marketplace assets for $15 million in cash and a number of shares of Shift's Class A common stock equal to 2.5% of Shift's outstanding shares immediately prior to the transaction's closing. This transaction will be fully funded by a $20M senior unsecured debt facility with a 6% coupon from SoftBank Group, a leading ecommerce investor. The acquisition and debt facility are expected to close in the second quarter of 2022.

SHIFT 7

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Accelerating our Vision to Create the End-to-End Digital Destination for Car Ownership

At Shift, we've long envisioned building a digital marketplace where both dealers and independent sellers can list their cars alongside Shift's owned inventory, offering customers access to a greater assortment of owned and third party vehicles – with all transactions fulfilled through Shift's proprietary logistics network.

This marketplace technology, along with Fair's deeply established dealer relationships, will allow Shift to accelerate our vision of becoming the destination marketplace for car ownership. It will enable us to launch the very first, alpha, version of third party listings on our platform at the end of Q2 2022, rather than years from now, and then to scale it quickly from there. We see several immediate and long-term benefits to the acquisition, including:

- Expand our inventory assortment through access to third party sources
- Accelerate retail sales growth and drive margin expansion
- Provide further leverage on our marketing and brand investments

For more information on our pending acquisition of Fair, please see the investor presentation posted on our investor relations website.

A MARKETPLACE MODEL ENHANCES ALL COMPONENTS OF OUR FLYWHEEL


The right make/model, by market
Breadth & depth
Variety of price points
+ Addition of 3P inventory increases assortment
Assortment
Customer Experience
Best in class customer care
Best in class website and user experience
+ Greater optionality for customers, while providing a consistent customer experience across marketplace and owned inventory
Competitive Pricing
Build systems to price close to market
Right assortment + customer experience + increasing brand awareness = ability to command optimal price
+ Using machine learning and new sources of dealer data to continuously refine pricing algorithms
Sales Growth
+ Accelerates retail sales growth
Grow Profit Pools
Value added offerings: captive F&I, service & repairs business, white label warranty
Increasing GPU
+ High-margin marketplace units
+ Opportunity for new businesses and dealer-facing revenue streams
+ Organic and inorganic opportunity to consolidate ancillary products
Lower Cost Structure
Efficiencies in operating and corporate costs
Build brand awareness to lower Marketing CAC
Improving EBITDA margin
+ Marketplace enhances core Shift brand
SHIFT
Path to Profitable, Sustainable Growth

SHIFT
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Q4 & FY 2021 LETTER TO SHAREHOLDERS 9 Financial Overview

Q4 & FY 2021 LETTER TO SHAREHOLDERS Total Revenue for the fourth quarter grew to $196.2 million, an increase of 167% vs. the prior year period. Total units sold were 8,413, an increase of 80% YoY, with the ecommerce channel growing to 6,441 units, up 95%. Ecommerce Average Selling Price was $25,384, as a strong price appreciation environment continued throughout the quarter. Total revenue grew 225% to $636.9 million in FY 2021. Total units sold were 30,318, up 131%. This included ecommerce and wholesale unit sales growth of 145% and 94%, respectively. Gross Profit and Adjusted Gross Profit 1 in the fourth quarter increased to $12.1 million and $12.3 million vs $1.5 million and $1.7 million in the prior year period, respectively. Gross Profit and Adjusted Gross Profit 1 in FY 2021 were $48.8 million and $49.4 million compared to $12.2 million and $12.8 million, respectively in the prior year. FY21 Gross Profit and Adjusted Gross Profit 1 as a percentage of revenue were 8% and 8%, compared to 7% and 6%, respectively in the prior year. Gross Profit per Unit and Adjusted Gross Profit 1 per Unit reached $1,885 and $1,910 in the quarter, vs. $466 and $514 in the prior year period. This improvement in GPU and Adj. GPU was driven by strong front - end margin performance, even amidst a unusual pricing environment, as well as improved F&I execution. Gross profit per unit and Adjusted gross profit 1 per unit for FY 2021 were $2,098 and $2,126 , up from $1,283 and $1,350 in the prior year. Total SG&A in the quarter was $63.8 million or 33% of revenue compared to $31.8 million or 43% in the prior year period. SG&A for FY 2021 was $220.1 million , or 35% of total revenue as compared to $83.9 million or 43% of total revenue in the prior year. Total Marketing Expense for the quarter was $12.8 million, 6.5% of revenue, down from 14.8% of revenue year - over - year as the new strategy emphasizing brand marketing took hold and yielded impressive results. Net Loss for the fourth quarter was $54.5 million compared to $4.5 million in the prior period. Please note, the prior year period included $31.0 million of gain from the change in fair value of financial instruments, compared to only $1.3 million of similar gains in Q4 2021. Adjusted EBITDA 1 loss for the quarter was $43.7 million, or 22.3% of revenue compared to a loss of $33.3 million or 18.5% of revenue in Q3. As we discussed on our third quarter call, we successfully undertook a major hiring initiative to pre par e for continued growth in 2022, which contributed to our EBITDA loss for the quarter. Cash & Cash Equivalents: We ended Q4 with cash, cash equivalents and restricted cash of $194.3 million. This represents a $54.8 million decrease compared to the Q3 cash balance. Inventory: We ended the quarter with $122.7 million in inventory, a $33.9 million increase from our Q3 inventory, in order to set ourselves up for growth in 2022. Shares Outstanding: As of December 31, 2021, we had 81.4 million shares outstanding. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non - GAAP financial measures. Please see the discussion in the section “Explanation of Non - GAAP Measures” and the reconciliations included at the end of this shareholder letter. Financial Results 10

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Financial Outlook/Guidance

Revenue

- For the first quarter, we expect **revenue** to be in a range of $205 million to $215 million, or an increase of 93% to 103% year over year.
- For 2022, we expect **revenue** to be in the range of approximately $1 billion to $1.1 billion, an increase of 57% to 73% vs. 2021. We expect to sell 34,000 to 38,000 ecommerce cars, growth of 46% to 63% vs. 2021.

Adjusted GPU[1]

- For the first quarter, we anticipate **Adjusted GPU[1]** will be approximately $1,500 to $1,600.
- For 2022, we expect **Adjusted GPU[1]** to be greater than our Adjusted GPU for FY 2021 of $2,126. 2021 Adjusted GPU included approximately $150 of price appreciation tailwind in Q2 '21, due to macro industry dynamics.

Adjusted EBITDA[1]

- **Adjusted EBITDA[1]** loss for Q1 2022 is expected to be ($46M) to ($48M).
- **Adjusted EBITDA[1]** margin for the full year is expected to be in the range of (12%) - (15%).

Our outlook for Q1 2022 and guidance for FY 2022 reflects the growing demand for the Shift offering and our ability to execute at a high level.

Q1 2022 Guidance		
Revenue	Adj. GPU[1]	Adj. EBITDA[1]
$205M–$215M	$1,500–$1,600	($46M)–($48M)

FY 2022 Guidance		
Revenue & Ecommerce Units	Adj. GPU[1]	Adj. EBITDA Margin[1]
$1B–$1.1B 34,000–38,000	>$2,126	(12%)–(15%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile these items are not available. The company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT
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Q4 & FY 2021 LETTER TO SHAREHOLDERS We are building Shift to be a leading and transformative ecommerce platform for auto sales, by focusing on the following in 2022: 1. Expanding Adj. GPU through operational efficiencies and improving F&I 2. Optimizing our personalized sales and fulfillment experience to drive higher conversion rates 3. Driving unit sales through increasing our in - market penetration and expanding into new markets 12

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Closing

2021 was one of the most complicated and dynamic used car markets in recent history, and we can't thank our team enough for all that they were able to accomplish despite this challenging environment. Our performance in 2021 only increased our confidence in our team's ability to execute and exceed expectations. Thank you for all your hard work over the past year, especially to those in our field and at our hubs, and we are extremely excited to continue this momentum into 2022.

Sincerely,



George Arison
Co-founder
and CEO



Jeff Clementz
President



Oded Shein
CFO

Conference Call Information

Tuesday, March 15, 2022
2:00 pm PT / 5:00 pm ET
(833) 614-1395 or **(914) 987-7116**

Live webcast: investors.shift.com

An archived webcast of the conference call will be accessible on Shift's Investor Relations page, https://investors.shift.com/. A telephonic replay of the conference call will be available until Tuesday, March 22, 2022, and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the passcode 2178216.

SHIFT 13

Q4 & FY 2021 LETTER TO SHAREHOLDERS 14 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited) As of December 31, 2021 As of December 31 2020 ASSETS Current assets: Cash and cash equivalents $ 182,616 $ 233,936 Accounts receivable, net of allowance for doubtful accounts of $304 and $46 20,084 8,426 Inventory 122,743 49,086 Prepaid expenses and other current assets 7,392 5,478 Total current assets 332,835 296,926 Property and equipment, net 7,940 2,123 Capitalized website and internal use software costs, net 9,262 6,542 Restricted cash, noncurrent 11,725 1,605 Deferred borrowing costs, net 564 2,149 Other non - current assets 3,414 2,748 Total assets $ 365,740 $ 312,093 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 15,175 $ 10,675 Accrued expenses and other current liabilities 43,944 22,286 Flooring line of credit 83,252 13,870 Total current liabilities 142,371 46,831 Convertible notes, net 144,335 - Financial instruments liability - 25,230 Other non - current liabilities 3,762 2,850 Total liabilities 290,468 74,911 Stockholders’ equity: Preferred Stock - - Common stock 8 8 Additional paid - in capital 515,975 511,617 Accumulated deficit (440,711) (274,443) Total stockholders’ equity 75,272 237,182 Total liabilities and stockholders’ equity $ 365,740 $ 312,093

Q4 & FY 2021 LETTER TO SHAREHOLDERS 15 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended December 31, Year Ended December 31 2021 2020 2021 2020 REVENUE Ecommerce revenue, net $ 163,498 $ 60,167 $ 538,387 $ 158,037 Other revenue, net 7,324 2,457 22,633 6,390 Wholesale vehicle revenue 25,394 10,787 75,849 31,291 Total revenue 196,216 73,411 636,869 195,718 Cost of sales 184,075 71,871 588,081 183,537 Gross profit 12,141 1,540 48,788 12,181 OPERATING EXPENSES Selling, general and administrative expenses 63,791 31,787 220,055 83,896 Depreciation and amortization 1,549 1,277 5,586 4,536 Total operating expenses 65,340 33,064 225,641 88,432 Loss from operations (53,199) (31,524) (176,853) (76,251) Change in fair value of financial instruments 1,302 30,962 18,893 24,751 Interest and other expense, net (2,340) (3,938) (8,082) (7,646) Net loss before income taxes (54,237) (4,500) (166,042) (59,146) Provision for income taxes 226 - 226 - Net loss and comprehensive loss attributable to common stockholders $ (54,463) $ (4,500) $ (166,268) $ (59,146) Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted $ (0.70) $ (0.07) $ (2.13) $ (3.12) Weighted - average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted 78,258,765 66,074,932 78,114,142 18,933,980

Q4 & FY 2021 LETTER TO SHAREHOLDERS 16 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Year Ended December 31, 2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES Net loss $ (166,268) $ (59,146) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 6,253 4,536 Stock - based compensation expense 25,130 2,614 Change in fair value of financial instruments (18,893) (24,751) Non - cash bonuses in satisfaction of loans to related parties - 247 Contra - revenue associated with milestones 637 637 Amortization of debt discounts 2,741 7,030 Changes in operating assets and liabilities: Accounts receivable (11,658) (6,587) Inventory (73,657) (30,888) Prepaid expenses and other current assets (1,914) (3,579) Other non - current assets (1,186) (228) Accounts payable 4,359 8,094 Accrued expenses and other current liabilities 22,375 15,484 Other non - current liabilities 1,035 685 Net cash, cash equivalents, and restricted cash used in operating activities (211,046) (85,852) CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (7,524) (984) Capitalized website internal - use software costs (6,619) (3,895) Net cash, cash equivalents, and restricted cash used in investing activities (14,143) (4,879)

Q4 & FY 2021 LETTER TO SHAREHOLDERS 17 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (cont.) (in thousands) (unaudited) Year Ended December 31, 2021 2020 CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from flooring line of credit facility 329,981 96,355 Repayment of flooring line of credit facility (261,217) (98,613) Payment of debt issuance costs (88) - Proceeds from delayed draw term loans - 12,500 Repayment of delayed draw term loans - (25,000) Proceeds from SBA PPP Loans - 6,055 Repayment of SBA PPP loans - (6,055) Net Contributions from Merger and PIPE financing - 300,900 Proceeds from issuance of Convertible Notes, net 143,768 - Premiums paid for Capped Call Transactions (28,391) - Exchange of warrants for cash (497) (7,193) Proceeds from stock option exercises, including from early exercised options 506 2,753 Repurchase of shares related to early exercised options (73) (6) Net cash, cash equivalents, and restricted cash provided by financing activities 183,989 281,696 Net increase (decrease) in cash, cash equivalents and restricted cash (41,200) 190,965 Cash, cash equivalents and restricted cash, beginning of period 235,541 44,576 Cash, cash equivalents and restricted cash, end of period $ 194,341 $ 235,541 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid for interest $ 4,230 $ 871 Cash paid for income taxes $ 102 $ - SUPPLEMENTAL DISCLOSURE OF NON - CASH INVESTING AND FINANCING ACTIVITIES Vesting of exercised options $ 436 $ 1,046 Reclassification of Escrow Shares to additional paid - in capital $ 6,337 $ - Stock - based compensation capitalized to internal - use software $ 841 $ 331 Capital expenditures in accounts payable $ 141 $ -

Q4 & FY 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Key Operating Metrics

(unaudited)

	Three Months Ended December 31,		Year Ended December 31	
	2021	2020	2021	2020
Units:				
Ecommerce units	6,441	3,308	23,251	9,497
Wholesale units	1,972	1,358	7,067	3,638
Total units sold	8,413	4,666	30,318	13,135
Ecommerce ASP	$ 25,384	$ 18,188	$ 23,155	$ 16,641
Wholesale ASP	$ 12,877	$ 7,943	$ 10,733	$ 8,601
Gross Profit per Unit				
Ecommerce gross profit per unit	$ 572	$ (119)	$ 1,087	$ 434
Other gross profit per unit	1,137	743	973	673
Wholesale gross profit per unit	176	(158)	38	176
Total gross profit per unit	$ 1,885	$ 466	$ 2,098	$ 1,283
Average monthly unique visitors	829,845	612,583	659,358	369,292
Average days to sale	57	43	54	55
Ecommerce vehicles available for sale	4,337	2,378	4,337	2,378
# of regional hubs	9	6	9	6

SHIFT

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Q4 & FY 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit

(unaudited)

	Three Months Ended December 31,				Year Ended December 31			
	2021		2020		2021		2020	
Total gross profit:								
GAAP total gross profit	$	12,141	$	1,540	$	48,788	$	12,181
Warrant impact adjustment[1]		159		159		637		637
Adjusted total gross profit	$	12,300	$	1,699	$	49,425	$	12,818
Ecommerce gross profit:								
GAAP ecommerce gross profit	$	3,683	$	(395)	$	25,263	$	4,123
Warrant impact adjustment[1]		—		—		—		—
Adjusted ecommerce gross profit	$	3,683	$	(395)	$	25,263	$	4,123
Other gross profit:								
GAAP other gross profit	$	7,324	$	2,457	$	22,633	$	6,390
Warrant impact adjustment[1]		159		159		637		637
Adjusted other gross profit	$	7,483	$	2,616	$	23,270	$	7,027
Wholesale gross profit:								
GAAP wholesale gross profit	$	1,134	$	(522)	$	892	$	1,668
Warrant impact adjustment[1]		—		—		—		—
Adjusted wholesale gross profit	$	1,134	$	(522)	$	892	$	1,668

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT

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Q4 & FY 2021 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit

(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31	
	2021	2020	2021	2020
	$ per ecommerce unit			
Total gross profit per unit:				
GAAP total gross profit per unit	$ 1,885	$ 466	$ 2,098	$ 1,283
Warrant impact adjustment per unit	25	48	28	67
Adjusted total gross profit per unit	$ 1,910	$ 514	$ 2,126	$ 1,350
Ecommerce gross profit per unit:				
GAAP ecommerce gross profit per unit	$ 572	$ (119)	$ 1,087	$ 434
Warrant impact adjustment per unit	—	—	—	—
Adjusted ecommerce gross profit per unit	$ 572	$ (119)	$ 1,087	$ 434
Other gross profit per unit:				
GAAP other gross profit per unit	$ 1,137	$ 743	$ 973	$ 673
Warrant impact adjustment per unit	25	48	28	67
Adjusted other gross profit per unit	$ 1,162	$ 791	$ 1,001	$ 740
Wholesale gross profit per unit:				
GAAP wholesale gross profit per unit	$ 176	$ (158)	$ 38	$ 176
Warrant impact adjustment per unit	—	—	—	—
Adjusted wholesale gross profit per unit	$ 176	$ (158)	$ 38	$ 176

SHIFT

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Q4 & FY 2021 LETTER TO SHAREHOLDERS 21 Shift Technologies, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited) Three Months Ended December 31, Year Ended December 31 2021 2020 2021 2020 ADJUSTED EBITDA RECONCILIATION ($ in thousands) Net Loss $ (54,463) $ (4,500) $ (166,268) $ (59,146) (+) Interest and other Expense, net 2,340 3,938 8,082 7,646 (+) Stock - based compensation 6,182 1,159 25,130 2,614 (+) Change in fair value of financial instruments (1,302) (30,962) (18,893) 24,751 (+) Depreciation & amortization 1,816 1,277 6,253 4,536 (+) Warrant Impact Adjustment — Contra - Revenue (1) 159 159 637 637 (+) Income tax expense 226 - 226 - (+) One - time sales tax and penalty accrual 521 - 5,951 - (+) Fair transaction costs 141 - 141 - (+) One - time severance and transaction bonuses 689 - 1,166 - Adjusted EBITDA $ (43,691) $ (28,929) $ (137,575) $ (68,464) EBITDA Margin (%) (22.3)% (39.4)% (21.6)% (35.0)% 1. Includes non - cash charges related to the Lithia warrants and recorded as contra - revenue on the consolidated statements of operat ions and comprehensive loss

Q4 & FY 2021 LETTER TO SHAREHOLDERS Key Operating Metrics Ecommerce Units Sold We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven - day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction. Wholesale Units Sold We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade - in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards. Ecommerce Average Sale Price We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real - time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. Wholesale Average Sale Price We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers. Average Monthly Unique Visitors We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that 22 period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double - count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness. Average Days to Sale We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory. Ecommerce Vehicles Available for Sale We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations. Number of Regional Hubs We define a hub as a physical location at which we recondition and store units bought and sold within a market. Because of our omni - channel fulfillment model with our on - demand delivery test drive offering, we are able to service super - regional areas with a radius of approximately two hours of driving time from a single hub location. This is a key metric as each hub expands our service area inspection, reconditioning and storage capacity.

Q4 & FY 2021 LETTER TO SHAREHOLDERS 23 Explanation Of Non - GAAP Measures In addition to our GAAP results, we review certain non - GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non - GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non - GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non - GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non - GAAP financial measures may differ from the items excluded from, or included in, similar non - GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non - cash adjustment, and we do not expect any material future non - cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long - term profitability.

Q4 & FY 2021 LETTER TO SHAREHOLDERS 24 Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net loss adjusted to exclude stock - based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non - cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period - to - period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non - GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock - based compensation is a non - cash charge and will remain an element of our long - term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non - cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Change in fair value of financial instruments is a non - cash gain or loss. Liability - classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Q4 & FY 2021 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward - looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 25

Q4 & FY 2021 LETTER TO SHAREHOLDERS CONTACT IR ir@shift.com MEDIA media@shift.com /shiftcars /driveshift /company/shift - cars /driveshiftcars